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                                                                    Exhibit 23.2





                        CONSENT OF PRICE WATERHOUSE LLP



        We hereby consent to the incorporation by reference in the Proxy Statement constituting part of this Registration Statement on Form S-4 of Woolworth Corporation of our report dated March 5, 1998, appearing on page 21 of The Sports Authority, Inc. 1997 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended January 25, 1998. We also consent to the reference to us under the heading "Experts."



                                                Price Waterhouse LLP


June 9, 1998